Exhibit 99.1

LAWRENCE FINANCIAL HOLDINGS, INC. SHAREHOLDERS APPROVE
PENDING MERGER WITH OAK HILL FINANCIAL, INC.

IRONTON, Ohio -- Feb. 17, 2005 -- Lawrence Financial Holdings, Inc. (OTCBB:LWFH) announced today that its shareholders overwhelmingly approved the pending merger with Oak Hill Financial, Inc. (Nasdaq:OAKF), at a meeting held yesterday. The merger is expected to close on or about March 31, 2005, subject to receipt of all regulatory approvals.

Lawrence Financial is a savings and loan holding company headquartered in Ironton, Ohio. Its subsidiary, Lawrence Federal Savings Bank, operates five banking offices in Lawrence County, which is in the Ohio portion of the Huntington-Ashland MSA, and Scioto County.


This release contains certain forward-looking statements about the proposed merger of Oak Hill Financial and Lawrence Financial, which are subject to numerous assumptions, risks and uncertainties. These statements include statements regarding the anticipated closing date of the transaction. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Actual results could differ materially from those contained or implied by such statements for a variety of factors including: delays in completing the merger, the required governmental approvals of the merger may not be obtained on the proposed terms and schedule, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Oak Hill Financial and Lawrence Financial are engaged, and changes in the securities markets. All forward-looking statements included in this release are based on information available at the time of the release. Lawrence Financial does not assume any obligation to update any forward looking statement.

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CONTACT:
     Lawrence Financial Holdings, Inc.
     Jack F. Blair
     President & CEO
     311 S. Fifth St.
     Ironton, OH 45638
     (740) 532-0263